Exhibit 23(a)




             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-29433, 333-87573, 333-20023 and 333-47534) of Old National Bancorp of our report dated January 24, 2001 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
March 7, 2001